CONSULTING AGREEMENT
(the “Agreement”)

This Agreement dated for reference the 1st day of January 2007, by and between:

Essentially Yours Industries, Inc.
7865 Edmonds Street
Burnaby, BC V3T 5V2
Tel: 604-759-5031 Fax: 604-759-5044
(“EYI”)

AND:
New U, Inc.
7518 Norene
Whitmore Lake, MN 48189
("Consultant").

WHEREAS:

A.	Essentially Yours Industries Inc. (“EYI”) is in the business of marketing dietary supplements, personal care products, water filtration systems and a fuel performance product; and

B.	EYI desires to secure the services of the Consultant to provide creative and communication consulting to EYI.

NOW THEREFORE in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

2. TERM

2.1 Term. This Agreement shall commence from the date first written above and shall continue for six months or unless terminated in accordance with the terms set out herein.

2.2 Termination by EYI Without Notice. EYI may terminate the engagement of the Consultant without notice if the Consultant:

(a)	is dishonest in dealing with EYI;

(b)	conducts himself in a manner which is materially detrimental to the business of EYI; and

(c)	fails to carry out the services and duties to be performed by it pursuant to the provisions of this Agreement.

2.3. Termination with Notice. Notwithstanding the foregoing either party may terminate this Agreement without reason, upon thirty (30) days prior written notice.

3. REMUNERATION

3.1. Remuneration. In consideration for providing services during the term of this Agreement, EYI shall pay the Consultant a monthly fee of two thousand dollars ($2,000) to be paid, one thousand dollars ($1,000) on the first day of the month and one thousand dollars ($1,000) on the fifteenth day of the month.

3.2 Taxes. The Consultant shall be responsible for payment of all local and federal taxes in regard to all remuneration paid to the Consultant and the Consultant hereby indemnifies and saves harmless EYI from all claims in this regard.

4. NOTICES

4.1  Any Notice required or permitted to be given hereunder shall be in writing and shall be effectively given if:

(a)	Delivered personally;

(b)	Sent by prepaid courier service or mail; or

(c)	Sent prepaid by fax or other similar means of electronic communication.

5. AMENDMENTS

5.1 Any changes or amendments or additions to this Agreement must be in writing and signed by both parties to be effective.

This Agreement shall be construed in accordance with the laws of the Province of British Columbia and the Courts of the said Province shall have exclusive jurisdiction to hear all actions arising out of or in respect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

EYI Industries, Inc.	New U, Inc.

Per: /s/ Jay Sargeant	Per: /s/ Drew McCaughey

Name: Jay Sargeant	Name: Drew McCaughey

Title: President/CEO	Title:

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